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                                                                    Exhibit 10.9

                              SETTLEMENT AGREEMENT

         This Settlement Agreement (this "Agreement") is entered into as of January 23rd, 1998 (the "Effective Date") by and between Demeter
BioTechnologies, Ltd., a Colorado corporation (the "Company") and Philip Sears, an individual residing in the State of Oklahoma ("Sears" and collectively with the Company, the "Parties").

                                    PREAMBLE

         A. In December 1996, Sears filed a complaint against the Company and Richard Ekstrom, an individual residing in the Commonwealth of Pennsylvania ("Ekstrom") in the United States District Court of the Western District of Oklahoma (the "District Court"), Docket No. Civ-96-2056-A (the "Litigation").

         B. The Litigation was stayed by the District Court pending resolution of certain issues between the Company, Ekstrom and Sears through an American Arbitration Association proceeding which had been commenced by the Company in the State of North Carolina (the "Arbitration Proceeding") pursuant to a Demand for Arbitration requesting, among other things, for a determination that Sears had breached the terms of the Employment Agreement, and awarding damages to the Company.

         C. Each of the Company and Ekstrom denies that either of them has any liability to Sears, and Sears denies that he has any liability to the Company or to Ekstrom.

         D. In order to avoid the time, expense and distraction of the Litigation and the Arbitration Proceeding, the Parties now wish to resolve each and every dispute on the terms and conditions set forth in this Agreement.

         THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, each of the Parties agrees as follows:

         1. CASH CONSIDERATION. The Company shall pay Sears the sum of $35,000 (the "Cash Consideration") at the Closing (as defined in Section 5).

         2. STOCK. The Company shall deliver to Sears at Closing (a) a certificate for 1,675,000 shares of the Company's restricted (Rule 144) common stock (the "Restricted Stock"), and (b) a certificate for 300,000 shares of the Company's free trading common stock (the "Free Trading Stock" and collectively with the Restricted Stock, the "Stock").

         3. RESTRICTED STOCK LEGEND. The certificate evidencing the Restricted Stock shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UPON RELIANCE OF

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AN EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) OF THE ACT AND UPON RELIANCE
OF AN EXEMPTION FROM REGISTRATION UNDER SECTION 401(b)(10) OF THE OKLAHOMA SECURITIES ACT (THE "OKLAHOMA ACT"). THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND/OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND THE OKLAHOMA ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY DELIVERY OF AN OPINION OF COUNSEL WHICH IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL.

         4. PIGGY BACK REGISTRATION RIGHTS. If within three years of the Effective Date, the Company elects to file one or more Registration Statements with the Securities and Exchange Commission to register its common stock (each such registration, a "Registration"), Sears shall have the right to request that the Restricted Stock be included in each such Registration, and the Company shall use its best efforts to cause the Restricted Stock to be included each such Registration. Notwithstanding the foregoing, if any such Registration is an underwritten registration on behalf of the Company or any other shareholders of the Company who have been granted "demand" registration rights (collectively the "Registration Rights Holders"), and the managing underwriters advise the Company in writing that in their opinion all or a number of the shares of Restricted Stock requested to be included in the Registration by Sears exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company and/or the Registration Rights Holders, the Company shall include in the Registration (i) first, the securities the Company and/or the Registration Rights Holders propose to sell and (ii) second, any shares requested to be included in the Registration by Sears. The Company shall bear all the costs and expense of the registration of the Restricted Stock; provided, however, Sears shall pay his proportionate share of all transfer taxes and brokerage commissions which are incurred as a result of the sale of any of the Restricted Stock.

         5. THE CLOSING. This transaction shall close on or before February 16, 1998 (the "Closing" or "Closing Date"), and shall be held in the offices of the Company's Oklahoma City legal counsel.

                  A. COMPANY OBLIGATIONS. On the Closing Date, the Company shall deliver to Sears' counsel the following: (a) the Cash Consideration in the form of a cashier's check, (b) the Stock, and (c) an original letter to Nancy Snyder, J.D. of the American Arbitration Association ("AAA") in Charlotte, North Carolina dismissing the Arbitration Proceeding with prejudice signed by the Company and Mr. Ekstrom for actual delivery by Sears to the AAA. In addition the Company shall on or before the Closing Date obtain and deliver at Closing an executed original copy of the Mutual Release in the form of Exhibit A to this Agreement (the "Mutual Release") signed by Ekstrom.

                  B. SEARS OBLIGATIONS. On the Closing Date, Sears shall deliver to the Company's Oklahoma City legal counsel the following: (a) three Company Promissory Notes made in his favor dated September 30, 1995 marked "Paid," and
(b) all of the files (including all Company files formerly in the possession of Zrenda Dunn and Swann, the Company's former counsel which are now in his possession), letterhead, furniture, equipment, and other records and documents which belong to the Company that are in his possession; provided, however, the Parties agree that Mr. George Keeney, III, a director of the Company, or his designee, shall pick up all materials to be delivered under this paragraph B at Sears' residence on, or promptly after,

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the Closing Date.

                  C. JOINT OBLIGATIONS. At the Closing, the Parties shall deliver to each other in duplicate originals the following: (a) the Mutual Release executed by the parties thereto, and (b) a Stipulation of Dismissal with Prejudice signed by the Parties and Ekstrom pursuant to Rule 41(a) of the F.R.C.P. dismissing the Litigation for filing with the District Court.

         6. REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         A. The Company represents and warrants to Sears that the execution and performance of this Agreement and the issuance and delivery by the Company of the Stock to Sears has been duly authorized and all necessary corporate action has been taken.

         B. Sears represents and warrants to the Company as follows:

         1. He is an "accredited investor" as defined by Rule 501(a) promulgated by the Securities and Exchange Commission ("SEC"), and that he has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that he is capable of evaluating the merits and risks of the his investment in the Company and has the capacity to protect his own interests.

         2. He is acquiring the Restricted Stock for investment for his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. He understands that the Restricted Stock has not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of a specific exemption from the registration provisions of the Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of his representations as expressed herein.

         3. He acknowledges that the Restricted Stock must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. He is aware of the current provisions of Rule 144 promulgated under the Act which permit limited resale of shares acquired in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. He acknowledges that, except as specifically set forth in this Agreement, he is not relying on the Company in any way to satisfy the conditions precedent for limited resale of shares pursuant to Rule 144 under the Act.

         4. He understands that no public market now exists for any of the Restricted Stock to be issued by the Company and that the Company has made no assurances that a public market will ever exist for the Restricted Stock.

         5. He has had an opportunity to discuss the Company's business, management and

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financial affairs with one or more of the directors and officers of the Company, and any questions he has asked were answered to his satisfaction.

         C. The Company and Sears (the "Indemnifying Party") agree to indemnify and hold the other Party (the "Indemnified Party") harmless from and against any and claims, losses, costs or other expenses (including reasonable attorneys' fees) incurred by the Indemnified Party in the event the representations and warranties of the Indemnifying Party set forth above are not true.

         7. ADVICE OF COUNSEL; NO PRESUMPTIONS. The Parties acknowledge that they have had the benefit of the advice of separate counsel in the negotiation of this Agreement. The Parties therefore agree that no presumptions shall arise favoring either party by virtue of the authorship of any of the provisions of this Agreement.

         8. CONSTRUCTION AND VENUE. The Parties agree (i) that this Agreement will be construed and governed by the laws of the State of North Carolina and
(ii) that any and all disputes between them relating in any way to this Agreement shall be resolved by an arbitration proceeding conducted by, and in accordance with the Commercial Rules of Arbitration of the American Arbitration Association in Charlotte, North Carolina, which resolution shall be final and binding upon the Parties.

         9. ENTIRE AGREEMENT; AMENDMENT; ACKNOWLEDGEMENT. This Agreement contains the entire agreement between the Parties, supersedes all previous agreements, whether oral or written, between the Parties, and cannot be changed, modified, amended or supplemented except by a written agreement signed by both Parties.

         IN WITNESS WHEREOF, the Parties have duly signed this Settlement Agreement as of the Effective Date.

                                            Demeter BioTechnologies, Ltd.


/s/ Philip Sears                            By: /s/ Richard D. Ekstrom
----------------------                         --------------------------
Philip Sears                                   President


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                                  EXHIBIT A TO
                              SETTLEMENT AGREEMENT


     BETWEEN DEMETER BIOTECHNOLOGIES, LTD., RICHARD EKSTROM AND PHILIP SEARS
                             DATED FEBRUARY 16, 1998

                                 MUTUAL RELEASE

         COME NOW Demeter BioTechnologies, Ltd., a Colorado corporation with its principal executive offices at Brightleaf Square, 905 West Main Street, Durham, North Carolina, 27701 (the "Company"), Philip Sears, who address is 4711 Tamarisk Drive, Oklahoma City, Oklahoma, 73142 ("Sears"), and Richard Ekstrom, whose address is 5049 Amberson Place, Pittsburgh, Pennsylvania, 15232 ("Ekstrom"), and for good and valuable consideration, the receipt of which is hereby acknowledged and intending to be legally bound, do hereby release each other from any and all obligations, claims or causes of action which they might have against one other arising out or relating in any way to (i) any and all Promissory Notes given by the Company to Sears (collectively, the "Notes"); (ii) the Employment Agreement between the Company and Sears dated January 1, 1995 (the "Employment Agreement"); (iii) any amendments to the Notes or the Employment Agreement; (iv) any claims that were or could have been brought by any of them in the Litigation and/or the Arbitration Proceeding (as such terms are defined in the Settlement Agreement dated January 23, 1998 among the Company and Sears (the "Settlement Agreement")); (v) any other understandings, agreements, letter agreements or arrangements between the Company and Sears, whether written or oral; (vi) the Litigation and/or the Arbitration Proceeding; and (vii) any and all other transactions, matters and relationships of whatever nature between the Company and Sears, all from the beginning of time to the date of this Mutual Release (collectively, the "Transactions"). For purposes of this Mutual Release, Sears acknowledges this the release given by him to the Company herein includes a release not only of the Company, but also of its directors, officers, employees and agents in any way arising out of or related to the Transactions.

         Dated this 16 day of February, 1998.

                                               Demeter BioTechnologies, Ltd.


/s/ Philip Sears                               By: /s/ Richard D. Ekstrom
------------------------------                    --------------------------
Philip Sears                                      President


/s/ Richard D. Ekstrom
------------------------------
Richard Ekstrom, individually